Item 77C

SCUDDER FOCUS VALUE PLUS GROWTH FUND

The Proxy Statement on Schedule 14A for Scudder Focus Value Plus Growth Fund (File No. 811-7331), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.